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                                                                     Exhibit 4

                        CONSOLIDATED SILVER CORPORATION
                           STATEMENT OF CANCELLATION
                    PURSUANT TO IDAHO CODE SECTION 30-1-67

      TO THE SECRETARY OF STATE, STATE OF IDAHO:

      In  accordance  with Idaho  Code  Section  30-1-67, Consolidated  Silver
Corporation,   an  Idaho   corporation,   hereby  files   this  statement   of
cancellation:

            (a)     The  name   of  the  corporation:     CONSOLIDATED  SILVER
      CORPORATION.

            (b) The number of redeemable shares canceled through redemption or purchase, itemized by classes: Twelve thousand five hundred (12,500) Shares of Preferred Stock, one hundred dollars ($100) per share par value, canceled through purchase.

            (c) The aggregate number of issued shares, itemized by classes, after giving effect to such cancellation: Zero (0) Shares of Preferred Stock; Nine million four hundred fifty five thousand six hundred eighty nine (9,455,689) Shares of Common Stock, ten cents ($0.10) per share par value.

            (d) The amount, expressed in dollars, of the stated capital of the corporation after giving effect to such cancellation: $1,000,000 stated capital, based upon 10,000,000 Shares of Common Stock authorized at $0.10 per share par value:

            (e) Number of shares the corporation will have authority to issue, itemized by classes, after giving effect to such cancellation:
      10,000,000 Shares of Common Stock.

            IN WITNESS WHEREOF this Statement of Cancellation has been executed by the Vice President and Assistant Secretary of Consolidated Silver Corporation this 21st day of September, 1995.

                                    CONSOLIDATED SILVER CORPORATION:


                                    By: /s/ Michael B. White
                                        ---------------------------------
                                                Michael B. White
                                                Vice President


                                    Attest: /s/ Nathaniel K. Adams
                                            -----------------------------
                                                Nathaniel K. Adams
                                                Assistant Secretary

(Idaho Secretary of State date stamp, October 6, 1995, 10:44 a.m.)